Rockwell Medical Reports Profitability on a Cash Flow and Adjusted EBITDA Basis in the Second Quarter of 2024
•Reports net sales of $25.8 million for the second quarter of 2024, an increase of 43% over the same period in 2023.
•Reports gross profit of $4.6 million for the second quarter of 2024, an increase of 341% over the same period in 2023.
•Achieves gross margin of 18% for the second quarter of 2024 compared to a gross margin of 6% for the same period in 2023.
•Generates $1.4 million in cash flow from operations for the second quarter of 2024.
•Expects net sales for 2024 to range between $95 million and $98 million, raising guidance for the second time this year.

Wixom, Michigan, August 8, 2024 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three and six months ended June 30, 2024.

"Over the past two years, we have been relentless in our determination to put Rockwell Medical in a stronger and more stable financial position that ultimately has the potential to positively impact more patients," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "We achieved profitability on a cash flow basis, which we believe is a turning point for our organization. We expect to build upon this momentum in the coming quarters."

SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS

Net sales for the three and six months ended June 30, 2024 consisted solely of concentrates products sales. Net sales for the three and six months ended June 30, 2023 consisted of sales of concentrates products and the recognition of $1.5 million of deferred license revenue related to the termination of the Baxter distribution agreement. The following financial highlights for the three and six months ended June 30, 2024 and comparable period year-over-year financial highlights illustrate the organic growth driven exclusively by the Company's hemodialysis concentrates products, particularly after excluding the impact of deferred revenue recognized in the first quarter of 2023.
•Net sales for the three months ended June 30, 2024 were $25.8 million, the highest quarterly concentrates products sales generated to date for the Company. This represents a 43% increase over net sales of $18.1 million for the same period in 2023. Net sales for the six months ended June 30, 2024 were $48.5 million, which represents a 29% increase over net sales of $37.7 million for the same period in 2023. Excluding deferred revenue, net sales for the six months ended July 30, 2024 increased 34% over the same period in 2023.
•Gross profit for the three months ended June 30, 2024 was $4.6 million, which represents a 341% increase over $1.0 million for the same period in 2023. Gross profit for the six months ended June

30, 2024 was $7.6 million, which represents a 110% increase over $3.6 million for the same period in 2023. Excluding deferred revenue, gross profit for the six months ended June 30, 2024 increased 252% over the same period in 2023.
•Gross margin for the three months ended June 30, 2024 was 18%, which represents an increase from 6% for the same period in 2023. Gross margin for the six months ended June 30, 2024 was 16%, which represents an increase from 10%, or 6% excluding deferred revenue, for the same period in 2023.
•Net income for the three months ended June 30, 2024 was $0.3 million compared to a net loss of $3.3 million for the same period in 2023. Net loss for the six months ended June 30, 2024 improved by $3.7 million over a net loss of $5.1 million for the same period in 2023. Excluding deferred revenue, net loss for the six months ended June 30, 2024 represented a $5.1 million improvement over net loss of $6.5 million the same period in 2023.
•Adjusted EBITDA for the three months ended June 30, 2024 was $1.5 million compared with a negative adjusted EBITDA of $2.3 million for the same period in 2023. Adjusted EBITDA for the six months ended June 30, 2024 was $1.0 million compared with a negative adjusted EBITDA of $3.2 million for the same period in 2023. Excluding deferred revenue, adjusted EBITDA for the six months ended June 30, 2024 increased by $5.7 million over the same period in 2023.
•Cash and cash equivalents and investments available-for-sale at June 30, 2024 increased to $11.9 million, which was driven by $1.4 million in cash flow from operations, compared to cash and cash equivalents and investments available-for-sale of $8.6 million at March 31, 2024.
•Subsequent to the second quarter of 2024, Rockwell Medical and Evoqua Water Technologies LLC (“Evoqua”) executed an amendment to the Asset Purchase Agreement dated July 10, 2023, which clarifies certain terms regarding physical assets covered by the purchase agreement between the two companies, provides for an extended payment schedule for the deferred payments due by the Company to Evoqua, and provides for a partial reduction in such payments.

	Three Months Ended June 30,		Six Months Ended June 30,
(In Millions, Except Per Share Amounts)	2024	2023	2024	2023*
Net Sales	$25.8	$18.1	$48.5	$37.7

Gross Profit (Loss)	4.6	1.0	7.6	3.6

Operating Income (Loss)	0.5	(3.0)	(0.8)	(4.4)
Net Income (Loss)	0.3	(3.3)	(1.4)	(5.1)

Adjusted EBITDA**	1.5	(2.3)	1.0	(3.2)

Basic and Diluted Net Income (Loss) per Share **	$0.01	$(0.18)	$(0.05)	$(0.27)
Adjusted EPS ***	$0.05	$(0.12)	$0.03	$(0.18)

* Includes $1.5 million of deferred license revenue related to the termination of the Baxter distribution agreement.
** See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed August 8, 2024.
*** See reconciliation to GAAP financial measures in the tables below.

SECOND QUARTER 2024 OPERATING HIGHLIGHTS
•Rockwell Medical promoted Tim Chole to Chief Commercial Officer. Mr. Chole joined Rockwell Medical in December 2019 as SVP, Sales and Marketing. In November 2022, following the Company's new business strategy announcement, Mr. Chole led Rockwell's commercial organization and supported the Company's vision to focus its efforts on enhancing its revenue-generating businesses and driving the Company towards profitability.
•Rockwell Medical maintained its membership on the Russell Microcap® Index for the second year in a row. FTSE Russell determines membership for its Russell indexes primarily by objective, market capitalization rankings and style attributes.
•Rockwell Medical continues to upgrade its manufacturing equipment to streamline production and improve margins; renegotiate contracts with key suppliers; and negotiate new contracts with new customers.
•Rockwell Medical launched its Convenience Pack, which includes two 1-gallon pre-mixed containers of one of the Company's hemodialysis concentrate products RenalPure or SteriLyte, offering a number of advantages for home patients and acute facilities.

GUIDANCE
Rockwell Medical updates its 2024 guidance as follows:

	Updated 2024 Guidance (As of August 8, 2024)	Updated 2024 Guidance (As of May 14, 2024)	Original 2024 Guidance (As of March 21, 2024)
Net (Product) Sales	$95.0M to $98.0M	$90.0M to $94.0M	$84.0M to $88.0M
Gross Profit	$14.0M to $16.0M	$13.0M to $15.0M	$12.0M to $14.0M
Gross Margin	14% to 17%	14% to 16%	14% to 16%
Adjusted EBITDA	$0.75M to $1.5M	$0.5M to $1.0M	$0M to $0.5M

Rockwell Medical projects net sales to grow in the mid-to-high single digits in 2025 and beyond. Rockwell Medical projects gross margin in 2025 to be approximately 20% and reaching above 25% in 2026 and beyond.

CONFERENCE CALL AND WEBCAST DETAILS

Date: Thursday, August 8, 2024
Time: 8:00am ET
Live Number: (888) 660-6347 // (International) 1 (929) 201-6594
Conference Call ID: 4944610
Webcast and Replay: www.RockwellMed.com/Results
Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer; and
•Jesse Neri — SVP, Finance.
Format: Discussion of second quarter 2024 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES
To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release. In addition, the Company has excluded deferred revenue from six-month calculations of net sales, gross profit, gross margin and net loss. Each of these adjusted measures is a non-GAAP financial measure. The Company has provided reconciliations to the GAAP measures at the end of this press release.

Adjusted EBITDA is a key measure used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operating plans. The Company provides Adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of Rockwell Medical’s business. Adjusted net sales, gross profit, gross margin and net loss is used by Rockwell Medical to understand growth within its hemodialysis concentrates business by excluding a one-time item that is not indicative of its core operating performance.

Adjusted EBITDA and net sales, gross profit, gross margin, net income, and net loss should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA and adjusted net sales, gross profit, gross margin and net loss as tools for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA and adjusted net sales, gross profit, gross margin and net loss alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn. Adjusted net sales, gross profit, gross margin and net loss enable us to understand growth within our hemodialysis concentrates business by excluding a one-time item that is not indicative of our core operating performance.

ABOUT ROCKWELL MEDICAL
Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is usually performed at freestanding outpatient dialysis centers, at hospital-based outpatient centers, at skilled nursing facilities, or in a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Rockwell Medical is the largest supplier of liquid bicarbonate concentrates and the second largest supplier of acid and dry bicarbonate concentrates for dialysis patients in the United States and has the vision of becoming the leading global supplier of all hemodialysis concentrates. Certified as a Great Place to Work® in 2023 and 2024, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.RockwellMed.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “feel confident,” “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements include (without limitation) statements regarding: plans to expand our global footprint; the impact of our strategy on our top and bottom line and building upon our financial results; the growth of our business; the impact of attaining profitability on the trajectory of our business; guidance for expenses, net sales, gross profit, gross margin and adjusted EBITDA. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

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CONTACT:
Heather R. Hunter
SVP, Chief Corporate Affairs Officer
(248) 432-1362
IR@RockwellMed.com

Financial Tables Follow

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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	June 30,	June 30,
	2024	2023

Cash, Cash Equivalents & Investments available-for-sale	$11,863	$14,865
Total Assets	$53,028	$38,037
Total Liabilities	$29,530	$28,509
Total Stockholders’ Equity	$23,498	$9,528

Common Stock Outstanding	31,030,218	18,588,673
Common stock and common stock equivalents*	38,808,569	32,033,132

*Common stock and common stock equivalents:
Common stock	31,030,218	16,795,673
Common stock warrants (pre-funded)	—	1,793,000
Common stock and pre-funded stock warrants	31,030,218	18,588,673
Preferred stock converted	1,363,636	1,363,636
Options to purchase common stock	1,895,031	1,570,599
Restricted stock awards	891	891
Restricted stock units	534,309	313,065
Common stock warrants	3,984,484	10,196,268
Total common stock and common stock equivalents	38,808,569	32,033,132

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023

Net Sales	$25,832	$18,080	$48,508	$37,748
Cost of Sales	21,282	17,047	40,894	34,116
Gross Profit	4,550	1,033	7,614	3,632
Research and Product Development	—	167	18	445
Selling and Marketing	586	530	1,180	1,028
General and Administrative	3,449	3,295	7,225	6,545
Operating Income (Loss)	515	(2,959)	(809)	(4,386)

Other (Expense) Income
Realized Gain on Investments	51	—	51	—
Interest Expense	(232)	(395)	(663)	(782)
Interest Income	9	49	33	113
Total Other Expense	(172)	(346)	(579)	(669)

Net Income (Loss)	$343	$(3,305)	$(1,388)	$(5,055)

Basic Net Income (Loss) per Share	$0.01	$(0.18)	$(0.05)	$(0.27)
Basic Weighted Average Shares Outstanding	30,451,622	18,496,640	29,889,413	18,480,248

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Net Income (Loss)	$343	$(3,305)	$(1,388)	$(5,055)
Income taxes
Interest expense	232	395	663	782
Depreciation and amortization	548	169	1,092	328
EBITDA	$1,123	$(2,741)	$367	$(3,945)

Severance costs	9	171	9	201
Stock-based compensation	338	312	589	505
Adjusted EBITDA	$1,470	$(2,258)	$965	$(3,239)
Adjusted EPS	$0.05	$(0.12)	$0.03	$(0.18)
Basic Weighted Average Shares Outstanding	30,451,622	18,496,640	29,889,413	18,480,248

Reconciliation to GAAP Financial Measures
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Net Sales	$25,832	$18,080	$48,508	$37,748
Deferred Revenue	—	—	—	(1,472)
Net Sales excluding Deferred Revenue	$25,832	$18,080	$48,508	$36,276

Gross Profit	4,550	1,033	7,614	3,632
Deferred Revenue	—	—	—	(1,472)
Gross Profit excluding Deferred Revenue	$4,550	$1,033	$7,614	$2,160

Net Income (Loss)	343	(3,305)	(1,388)	(5,055)
Deferred Revenue	—	—	—	(1,472)
Net Income (Loss) excluding Deferred Revenue	$343	$(3,305)	$(1,388)	$(6,527)